Exhibit 99.1

TRANSACTIONS
Except as previously disclosed in this Schedule 13D, as amended, the following table sets forth all transactions by the Reporting Persons (on behalf of the Funds or Accounts) with respect to the securities of Core Scientific, Inc. effected since April 16, 2026, inclusive of any transactions effected through 4:00 p.m., New York City time, on April 23, 2026. Except as otherwise noted below, all such transactions were purchases or sales of securities of Core Scientific, Inc. effected in the open market, and the table excludes commissions paid in per share prices.

TWO SEAS GLOBAL (MASTER) FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(204,267)	19.950	4/17/2026
Call Option (Exercise Price $20, Expiration 4/17/26)	(5,340)	0.070	4/17/2026
Common Stock	200,000	19.737 (1)	4/21/2026
Common Stock	(400,000)	20.405 (2)	4/21/2026
Common Stock	(400,000)	20.601 (3)	4/21/2026
Common Stock	(204,267)	20.619	4/21/2026
Common Stock	(250,000)	21.219 (4)	4/22/2026
Common Stock	(75,000)	21.450	4/22/2026
Common Stock	(125,000)	21.528 (5)	4/22/2026
Common Stock	(50,000)	21.550	4/22/2026
Common Stock	(375,000)	21.050 (6)	4/23/2026
Common Stock	(375,000)	21.101 (7)	4/23/2026
Common Stock	(250,315)	21.414 (8)	4/23/2026

TWO SEAS STRATEGIC INVESTMENT FUND LP

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(38,760)	19.950	4/17/2026
Common Stock	(38,760)	20.619	4/21/2026
Common Stock	(211,881)	21.219 (9)	4/22/2026
Common Stock	(63,564)	21.450	4/22/2026
Common Stock	(105,940)	21.528 (10)	4/22/2026
Common Stock	(42,376)	21.550	4/22/2026
Common Stock	(105,940)	21.050 (11)	4/23/2026
Common Stock	(105,940)	21.101 (12)	4/23/2026
Common Stock	(42,109)	21.414 (13)	4/23/2026

ACCOUNTS

Type of Security	Amount Purchased/(Sold)	Price Per Security ($) or Contract*	Date of Purchase/Sale
Common Stock	(2,092)	19.950	4/17/2026
Common Stock	(4,881)	19.950	4/17/2026
Common Stock	(2,092)	20.619	4/21/2026
Common Stock	(4,881)	20.619	4/21/2026
Common Stock	(11,435)	21.219 (14)	4/22/2026
Common Stock	(26,684)	21.219 (15)	4/22/2026
Common Stock	(3,431)	21.450	4/22/2026
Common Stock	(8,005)	21.450	4/22/2026
Common Stock	(5,718)	21.528 (16)	4/22/2026
Common Stock	(13,342)	21.528 (17)	4/22/2026
Common Stock	(2,287)	21.550	4/22/2026
Common Stock	(5,337)	21.550	4/22/2026
Common Stock	(13,342)	21.050 (18)	4/23/2026
Common Stock	(5,718)	21.050 (19)	4/23/2026
Common Stock	(13,342)	21.101 (20)	4/23/2026
Common Stock	(5,718)	21.101 (21)	4/23/2026
Common Stock	(5,303)	21.414 (22)	4/23/2026
Common Stock	(2,273)	21.414 (23)	4/23/2026

*Prices reflected on a per share basis. Each option is subject to a 100 contract multiplier.
**Represents a buy to close options transaction.
(1) The purchase price is a weighted average price. These shares were purchased in multiple transactions at prices ranging from $19.68 to $19.75, inclusive. The Reporting Persons undertake to provide to the staff of the Securities and Exchange Commission, upon request, full information regarding the number of shares purchased or sold, as applicable, at each separate price within the ranges set forth in footnotes (1) – (23).
(2) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $20.40 to $20.515, inclusive.
(3) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $20.60 to $20.70, inclusive.
(4) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.435, inclusive.
(5) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.50 to $21.60, inclusive.
(6) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.05 to $21.15, inclusive.
(7) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.165, inclusive.
(8) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.35 to $21.485, inclusive.
(9) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.435, inclusive.
(10) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.50 to $21.60, inclusive.
(11) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.05 to $21.15, inclusive.
(12) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.165, inclusive.
(13) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.35 to $21.485, inclusive.
(14) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.435, inclusive.
(15) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.435, inclusive.
(16) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.50 to $21.60, inclusive.
(17) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.50 to $21.60, inclusive.
(18) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.05 to $21.15, inclusive.
(19) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.05 to $21.15, inclusive.
(20) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.165, inclusive.
(21) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.10 to $21.165, inclusive.
(22) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.35 to $21.485, inclusive.
(23) The sale price is a weighted average price. These shares were sold in multiple transactions at prices ranging from $21.35 to $21.485, inclusive.